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                                                                  EXHIBIT 23.1

                               REX MEIGHEN & CO.
                           509 South Hyde Park AVenue
                              Tampa, Florida 33606

                                  813-251-1010
                                FAX 813-251-9235





                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


            We consent to the incorporation, by reference in the annual report of Consolidated-Tomoka Land Co. and subsidiaries on Form 10K, of our report dated February 10, 1994 on the audit of the consolidated financial statements of Consolidated-Tomoka Land Co. and subsidiaries as of December 31, 1993 and for each of the two years in the period ended December 1993, contained in the Company's annual report to shareholders for the calendar year 1994.





                                                Rex Meighen & Company


Tampa, Florida
March 17, 1994